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Registration No. 333-

As filed with the Securities and Exchange Commission on December 29, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSMED INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Virginia	54-1972729
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8720 Stony Point Parkway, Suite 200

Richmond, Virginia 23235

(Address of Principal Executive Offices) (Zip Code)

Insmed Incorporated

Amended and Restated

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Kevin P. Tully, C.G.A

Executive Vice President & Chief Financial Officer (Principal Financial Officer)

Insmed Incorporated

8720 Stony Point Parkway, Suite 200

Richmond, Virginia 23235

(Name and Address of Agent for Service of Process)

(804) 565-3000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $.01) issued under Amended and Restated Employee Stock Purchase Plan	1,000,000 shares	$.835	(2)	$835,000	$89.35

(1)	This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Amended and Restated 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Common Stock of Insmed Incorporated.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Market on December 26, 2006.

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement on Form S-8 registers 1,000,000 additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of Insmed Incorporated (the “Company” or the “Registrant”) which may be acquired pursuant to the Registrant’s Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-39198, as filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2000, and on Form S-8, File No. 333-129479, as filed with the Commission on November 4, 2005, is hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 1,500,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, in the Commonwealth of Virginia, on this 29th day of December, 2006.

INSMED INCORPORATED
(Registrant)

By:	/s/ Kevin P. Tully
Kevin P. Tully, C.G.A
Executive Vice President & Chief Financial Officer (Principal Financial Officer)

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POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Insmed Incorporated, do hereby appoint Geoffrey Allan, Ph.D. and Kevin P. Tully, C.G.A, and each of them severally, his true and lawful attorneys or attorney, to execute in his name, place and stead, in his capacity as director or officer, or both, as the case may be, this registration statement on Form S-8 and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have the power to act hereunder with or without the other attorney and shall have the full power and authority to do and perform in the same name and on behalf of each of said directors or officers, or both, as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both, as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities below on the 29th day of December, 2006.

Signature	Title
/s/ Geoffrey Allan	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Geoffrey Allan, Ph.D.

/s/ Kevin P. Tully	EVP, Chief Financial Officer (Principal Financial Officer)
Kevin P. Tully, C.G.A.

/s/ Kenneth G. Condon	Director
Kenneth G. Condon

/s/ Graham K. Crooke	Director
Graham K. Crooke, MB.BS

/s/ Steinar J. Engelsen	Director
Steinar J. Engelsen, M.D.

/s/ Melvin Sharoky	Director
Melvin Sharoky, M.D.

/s/ Randall W. Whitcomb	Director
Randall W. Whitcomb, M.D.

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
Exhibit 5.1	Opinion of Woods Rogers PLC as to the legality of the securities being registered

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Woods Rogers PLC (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this registration statement)

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